M&T Bank

1035
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AMENDED AND RESTATED CREDIT AGREEMENT
New Jersey

October 26, 2022

BORROWER: MAMAMANCINI'S HOLDINGS, INC., a corporation organized under the laws of the State of Nevada, and **T&L ACQUISITION CORP**, a corporation organized under the laws of the State of Nevada, each having an address at 355 Murray Hill Parkway, Suite 102, East Rutherford, New Jersey, 07073.

Bank: **M&T BANK**, a New York banking corporation with its chief executive office at One M&T Plaza, Buffalo, NY 14203. Attention: Office of General Counsel.

WHEREAS, Borrower and Bank entered into that certain Amended and Restated Credit Agreement dated as of August 3, 2021, relating to certain loan facilities extended by the Bank to the Borrower as of even date therewith (as amended, the "**Prior Credit Agreement**"); and

WHEREAS, Borrower and Bank have agreed to amend and restate in its entirety the Prior Credit Agreement to amend and restate the terms applicable to all loan facilities, extended by Bank to Borrower.

NOW, THEREFORE, the Bank and the Borrower agree as follows:

1. **DEFINITIONS.**

a. **"Agreement"** means this Credit Agreement.

b. **"Capital Expenditures"** ("CAPEX") means, for any fiscal year, the aggregate of all expenditures (whether paid in cash or accrued as liabilities, and including expenditures for obligations under any lease with respect to which Borrower's obligations thereunder should, in accordance with G.A.A.P., be capitalized and reflected as a liability on the balance sheet of Borrower) by Borrower during such period that are required by G.A.A.P. to be included in or reflected by the property, plant or equipment or similar fixed asset accounts on the balance sheet of Borrower.

c. **"Credit"** means any and all credit facilities and any other financial accommodations made by the Bank in favor of the Borrower whether now or hereafter in existence.

d. **"Current Maturity of Long-Term Debt" ("CMLTD")** means, for any period, e.g., any relevant twelve- (12-) month period, the scheduled principal loan or capital lease payments paid or required to be paid during the applicable period.

e. **"Distributions"** means any dividend or other form of distribution (whether in cash, securities or other property) with respect to any stock, membership or other form of equity interest in Borrower or any Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such interests or any option, warrant or other right to acquire any such interests, in each case in accordance with the applicable governing documents of Borrower or Subsidiary, as the case may be, or otherwise.

f. **"EBITDA"** means, at any time, earnings from continuing operations before payment of federal, state and local income taxes, plus Interest Expense, depreciation and amortization, in each case for such period, computed and calculated in accordance with G.A.A.P.

g. **"Fixed Charge Coverage Ratio"** means, at any time, EBITDA less unfunded CAPEX less Distributions (but not preferred dividends) plus operating lease payments plus other defined fixed charges divided by CMLTD plus Interest Expense plus operating lease payments plus preferred dividends plus taxes paid in cash plus other defined fixed charges.

h. **"G.A.A.P."** means, with respect to any date of determination, generally accepted accounting principles as used by the Financial Accounting Standards Board and/or the American Institute of Certified Public Accountants consistently applied and maintained throughout the periods indicated.

i. **"Interest Expense"** means all finance charges reflected on the income statement as interest expense for all obligations of Borrower to any person, including, but not limited to, Bank, as shown on any properly prepared balance sheet in accordance with G.A.A.P.

j. **"Long Term Debt"** means all obligations of Borrower to any person, including, but not limited to, the Obligations, payable more than twelve (12) months from the date of their creation, which in accordance with G.A.A.P. are properly shown on the balance sheet as a liability (excluding reserves for deferred income taxes) for the period then ended.

k. **"Obligations"** means any and all indebtedness or other obligations of the Borrower to the Bank in any capacity, now existing or hereafter incurred, however created or evidenced, regardless of kind, class or form, whether direct, indirect, absolute or contingent (including obligations pursuant to any guaranty, endorsement, other assurance of payment or otherwise), whether joint or several, whether from time to time reduced and thereafter increased, or entirely extinguished and thereafter reincurred, together with all extensions, renewals and replacements thereof, and all interest, fees, charges, costs or expenses which accrue on or in connection with the foregoing, including any indebtedness or obligations (i) not yet outstanding but contracted for, or with regard to which any other commitment by the Bank exists; (ii) arising prior to, during or after any pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding; (iii) owed by the Borrower to others and which the Bank obtained, or may obtain, by assignment or otherwise; and (iv) payable under this Agreement.

l. **"Permitted Distributions"** has the meaning set forth in the Schedule.

m. **"Permitted Guaranties"** has the meaning set forth in the Schedule.

n. **"Permitted Indebtedness"** has the meaning set forth in the Schedule.

o. **"Permitted Investments"** has the meaning set forth in the Schedule.

p. **"Permitted Liens"** has the meaning set forth in the Schedule.

q. **"Permitted Loans"** has the meaning set forth in the Schedule.

r. **"Prior Credit Agreement"** has the meaning set forth in the Preamble.

s. **"Schedule"** means Schedule A, attached hereto and made a part hereof.

t. **"Senior Funded Debt"** means any amount owed by the Borrower to the Bank (and/or any other lender approved by the Bank in writing in its sole and absolute discretion).

u. **"Subordinated Debt"** means all indebtedness of the Borrower which has been formally subordinated to payment and collection of the Obligations on written terms approved by Bank in writing.

v. **"Subsidiary"** means any corporation or other business entity of which at least fifty percent (50%) of the voting stock or other ownership interest is owned by the Borrower directly or indirectly through one or more Subsidiaries.

w. **"Tangible Net Worth"** means the aggregate assets of Borrower excluding all intangible assets, including, but not limited to, goodwill, licenses, trademarks, patents, copyrights, organization costs, appraisal surplus, officer, stockholder, related entity and employee advances or receivables, mineral rights and the like, less liabilities, plus Subordinated Debt, all determined in accordance with G.A.A.P. (except to the extent that under G.A.A.P. "tangible net worth" excludes leasehold improvements which are included in "Tangible Net Worth" as defined herein).

x. **"Total Funded Debt"** means all debt of the Borrower as reflected in its most recent financial statements.

y. **"Total Liabilities"** means the aggregate amount of all assets of the Borrower less the sum of shareholder equity and Subordinated Debt (if any), as shown on the balance sheet properly prepared in accordance with G.A.A.P.

z. **"Transaction Documents"** means this Agreement and all documents, instruments or other agreements by the Borrower in favor of the Bank in connection (directly or indirectly) with the Obligations, whether now or hereafter in existence, including, without limitation, promissory notes, security agreements, guaranties and letter of credit reimbursement agreements.

aa. **"Unfunded Capital Expenditures"** means, for any relevant period, the amount of Capital Expenditures paid for out of ordinary operating cash flow and not financed through the incurrence of debt or the issuance of equity.

2. **REPRESENTATIONS AND WARRANTIES.** The Borrower makes the following representations and warranties and any "Additional Representations and Warranties" on the Schedule, all of which shall be deemed to be continuing representations and warranties as long as this Agreement is in effect:

a. **Good Standing; Authority.** The Borrower and each Subsidiary (if either is not an individual) is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it was formed. The Borrower and each Subsidiary is duly authorized to do business in each jurisdiction in which failure to be so qualified might have a material adverse effect on its business or assets and has the power and authority to own each of its assets and to use them in the ordinary course of business as contemplated now and in the future.

b. **Compliance.** The Borrower and each Subsidiary conducts its business and operations and the ownership of its assets in compliance with each applicable statute, regulation and other law, including environmental laws. All approvals, including authorizations, permits, consents, franchises, licenses, registrations, filings, declarations, reports and notices (the "Approvals") necessary for the conduct of the Borrower's and each Subsidiary's business and for the Credit have been duly obtained and are in full force and effect. The Borrower and each Subsidiary is in compliance with the Approvals. The Borrower and each Subsidiary (if either is not an individual) is in compliance with its certificate of incorporation, by-laws, partnership agreement, articles of organization, operating agreement or other applicable organizational or governing document as may be applicable to the Borrower or a Subsidiary depending on its organizational structure ("Governing Documents"). The Borrower and each Subsidiary is in compliance with each agreement to which it is a party or by which it or any of its assets is bound.

c. **Legality.** The execution, delivery and performance by the Borrower of this Agreement and all related documents, including the Transaction Documents, (i) are in furtherance of the Borrower's purposes and within its power and authority; (ii) do not (A) violate any statute, regulation or other law or any judgment, order or award of any court, agency or other governmental authority or of any arbitrator with respect to the Borrower or any Subsidiary or (B) violate the Borrower's or any Subsidiary's Governing Documents (if either is not an individual), constitute a default under any agreement binding on the Borrower or any Subsidiary or result in a lien or encumbrance on any assets of the Borrower or any Subsidiary; and (iii) if the Borrower or any Subsidiary is not an individual, have been duly authorized by all necessary organizational actions.

d. **Fiscal Year.** The fiscal year of the Borrower ends on January 31 of each year.

e. **Title to Assets.** The Borrower and each Subsidiary has good and marketable title to each of its assets free of security interests, mortgages or other liens or encumbrances, except as set forth on the Schedule titled "Permitted Liens" or pursuant to the Bank's prior written consent.

f. **Judgments and Litigation.** There is no pending or threatened claim, audit, investigation, action or other legal proceeding or judgment, order or award of any court, agency or other governmental authority or arbitrator (any, an "Action") which involves the Borrower, its Subsidiaries or their respective assets and might have a material adverse effect upon the Borrower or any Subsidiary or threaten the validity of the Credit, any Transaction Document or any related document or action. Borrower will immediately notify the Bank in writing upon acquiring knowledge of any such Action.

g. **Full Disclosure.** Neither this Agreement nor any certificate, financial statement or other writing provided to the Bank by or on behalf of the Borrower or any Subsidiary contains any statement of fact that is incorrect or misleading in any material respect or omits to state any fact necessary to make any such statement not incorrect or misleading. The Borrower has not failed to disclose to the Bank any fact that might have a material adverse effect on the Borrower or any Subsidiary.

3. **AFFIRMATIVE COVENANTS.** So long as this Agreement is in effect, the Borrower will comply, and cause each of its Subsidiaries to comply, with the following covenants and any other "Additional Affirmative Covenant" contained in the Schedule:

a. **Financial Statements and Other Information.** Promptly deliver to the Bank (i) within forty-five (45) days after the end of each of its first three fiscal quarters, a reviewed consolidated financial statement of the Borrower and its Subsidiaries as of the end of such quarter, which financial statement shall consist of income and cash flows for the quarter, for the corresponding quarter in the previous fiscal year and for the period from the end of the previous fiscal year, with a consolidated balance sheet as of the quarter end all in such detail as the Bank may request, together with a certificate of covenant compliance; (ii) within one hundred twenty (120) days after the end of each fiscal year, consolidated statements of the Borrower's and its Subsidiaries' income and cash flows and its consolidated balance sheet as of the end of such fiscal year, setting forth comparative figures for the preceding fiscal year and to be (check applicable box, if no box is checked the financial statements shall be audited):

☒ **audited** ☐ **reviewed** ☐ **compiled**

by an independent certified public accountant acceptable to the Bank; all such statements shall be certified by the Borrower's chief financial officer to be correct and in accordance with the Borrower's and each Subsidiary's records and to present fairly the results of the Borrower's and each Subsidiary's operations and cash flows and its financial position at year end; and (iii) with each statement of income, a certificate executed by the Borrower's chief executive and chief financial officers or other such person responsible for the financial management of the Borrower (A) setting forth the computations required to establish the Borrower's compliance with each financial covenant, if any, during the statement period, (B) stating that the signers of the certificate have reviewed this Agreement and the operations and condition (financial or other) of the Borrower and each of its Subsidiaries during the relevant period and (C) stating that no Event of Default occurred during the period, or if an Event of Default did occur, describing its nature, the date(s) of its occurrence or period of existence and what action the Borrower has taken with respect thereto. The Borrower shall also promptly provide the Bank with annual management-prepared projections, consisting of balance sheet, income statement and cash flow statement on a monthly basis within one hundred twenty (120) days of fiscal year end. Upon request of the Bank, Borrower shall also promptly provide copies of all annual reports, proxy statements and similar information distributed to shareholders, partners or members, and copies of all filings with the Securities and Exchange Commission and the Pension Benefit Guaranty Corporation, and shall provide, in form satisfactory to the Bank, such additional information, reports or other information as the Bank may from time to time reasonably request regarding the financial and business affairs of the Borrower and its Subsidiaries, including but not limited to consolidating financial statements.

b. **Accounting; Tax Returns and Payment of Claims.** The Borrower and each subsidiary will maintain a system of accounting and reserves in accordance with generally accepted accounting principles, has filed and will file each tax return required of it and, except as disclosed in the Schedule, has paid and will pay when due each tax, assessment, fee, charge, fine and penalty imposed by any taxing authority upon it or any of its assets, income or franchises, as well as all amounts owed to mechanics, materialmen, landlords, suppliers and the like in the normal course of business. Borrower shall notify Bank of any pending assessments or adjustments of its income tax payable with respect to any year.

c. **Inspections.** Promptly upon the Bank's request, the Borrower will permit, and cause its Subsidiaries to permit, the Bank's officers, attorneys or other agents to inspect its and its Subsidiary's premises, examine and copy its records and discuss its and its Subsidiary's business, operations and financial or other condition with its and its Subsidiary's responsible officers and independent accountants.

d. **Operating Accounts.** Maintain, and cause its Subsidiaries to maintain, all primary depository and treasury management relationships with the Bank.

e. **Changes in Management and Control.** Immediately upon any change in the identity of the Borrower's chief executive officers or in its beneficial ownership, the Borrower will provide to the Bank a certificate executed by its senior individual authorized to transact business on behalf of the Borrower, specifying such change.

f. **Borrower Notices.** Immediately upon acquiring reason to know of (i) any Event of Default, (ii) any event or condition that might have a material adverse effect upon the Borrower or any Subsidiary or (iii) any change of its address or of the location of any collateral securing the Obligations, or (iv) any Action, the Borrower will provide to the Bank a certificate executed by the Borrower's senior individual authorized to transact business on behalf of the Borrower, specifying the date(s) and nature of the event or the Action and what action the Borrower or its Subsidiary has taken or proposes to take with respect to it.

g. **Insurance.** Maintain its, and cause its Subsidiaries to maintain, property in good repair and will on request provide the Bank with evidence of insurance coverage satisfactory to the Bank, including fire and hazard, liability, workers' compensation and business interruption insurance and flood hazard insurance as required.

h. **Future Subsidiaries.** In the event Borrower establishes or acquires any future Subsidiaries, or commences business operations by any existing non-operating Subsidiary, Borrower shall cause such Subsidiary or Subsidiaries to become guarantors of the Obligations

4. **NEGATIVE COVENANTS.** As long as this Agreement is in effect, the Borrower shall not violate, and shall not suffer or permit any of its Subsidiaries to violate, any of the following covenants and any "Additional Negative Covenant" on the Schedule. The Borrower shall not:

a. **Indebtedness.** Other than Permitted Indebtedness set forth on the Schedule, if any, permit any indebtedness (including direct and contingent liabilities) except for trade indebtedness or current liabilities for salary and wages incurred in the ordinary course of business and not substantially overdue.

b. **Guaranties.** Become a guarantor, a surety, or otherwise liable for the debts or other obligations of another, whether by guaranty or suretyship agreement, agreement to purchase indebtedness, agreement for furnishing funds through the purchase of goods, supplies or services (or by way of stock purchase, capital contribution, advance or loan) for the purpose of paying or discharging indebtedness, or otherwise, except as an endorser of instruments for the payment of money deposited to its bank account for collection in the ordinary course of business and except such Permitted Guaranties as may be specified on the Schedule.

c. **Liens.** Permit any of its assets to be subject to any security interest, mortgage or other lien or encumbrance, except such Permitted Liens as may be specified on the Schedule and except for liens for property taxes not yet due; pledges and deposits to secure obligations or performance for workers' compensation, bids, tenders, contracts other than notes, appeal bonds or public or statutory obligations; and materialmens', mechanics', carriers' and similar liens arising in the normal course of business.

d. **Investments.** Make any investment other than in FDIC insured deposits or United States Treasury obligations of less than one year, or in money market or mutual funds administering such investments, except such "Permitted Investments", as may be set forth on the Schedule.

e. **Loans.** Make any loan, advance or other extension of credit except those Permitted Loans disclosed on the Schedule, except for endorsements of negotiable instruments deposited to the Borrower's deposit account for collection, trade credit in the normal course of business and intercompany loans approved in writing by the Bank.

f. **Distributions.** Declare or pay any Distribution, except for (i) dividends payable solely in stock and (ii) cash dividends paid to the Borrower by its Subsidiary, except such Permitted Distributions as may be set forth on the Schedule.

g. **Changes in Form or Control.** (i) Transfer or dispose of substantially all of its assets, (ii) acquire substantially all of the assets of any other entity, (iii) do business under or otherwise use any name other than its true name or (iv) make any material change in its business, structure, ownership, purposes or operations that might have a material adverse effect on the Borrower or any of its Subsidiaries. If the Borrower or any Subsidiary is not an individual, (i) participate in any merger, consolidation or other absorption or (ii) make, terminate or permit to be revoked any election pursuant to Subchapter S of the Internal Revenue Code.

h. **Sale of Assets.** Sell, transfer lease or otherwise dispose of any assets (including, without limitation, pursuant to any sale/leaseback transaction, securitization transaction, or with respect to any equity interest owned by it) other than sales, transfers and dispositions of (y) inventory in the ordinary course of business and (z) used, obsolete, worn out or surplus equipment or property in the ordinary course of business.

5. **FINANCIAL COVENANTS.** During the term of this Agreement, the Borrower shall not violate, and shall not suffer or permit any of its Subsidiaries to violate, any of the following covenants (complete applicable financial covenant) or any Additional Financial Covenants on the Schedule. **For purposes of this Section, if the Borrower has any Subsidiaries all references to the Borrower shall include the Borrower and all of its Subsidiaries on a consolidated basis.** Unless a different measurement period is specified, compliance for the financial covenants shall be required at all times.

☒ A. Borrower shall maintain a Fixed Charge Coverage Ratio of not less than 1.25:1, measured quarterly on a rolling four (4) quarter basis.

☒ B. Borrower shall maintain a ratio of Senior Funded Debt to EBITDA (the "Senior Funded Debt/EBITDA Ratio") of not greater than (x) 4.00:1 as of the quarter ending October 31, 2022, (y) 3.00:1 as of the quarter ending January 31, 2023, and (z) 2.75:1 as of the quarter ending April 30, 2023 and thereafter, measured quarterly on a rolling four (4) quarter basis.

☒ C. Borrower shall maintain a ratio of Total Funded Debt to EBITDA of not greater than (y) 4.75:1 as of the quarter ending October 31, 2022, and (z) 3.75:1 as of the quarter ending January 31, 2023 and thereafter.

☒ D. The previously-effective covenant of Borrower to maintain a net income greater than zero, i.e., not to permit a net loss in any fiscal year, measured annually, is hereby deleted and of no further force or effect.

6. **PERMITTED ACQUISITION FACILITY.** All proceeds of the Permitted Acquisition Facility (as evidenced by that certain Multiple Disbursement Term Note dated as of December 30, 2021) have been advanced, and accordingly no further funds will be available for advance to Borrower.

7. **DEFAULT.**

a. **Events of Default.** Any of the following events or conditions shall constitute an "Event of Default": (i) failure by the Borrower to pay when due (whether at the stated maturity, by acceleration or otherwise) the Obligations, or any part thereof, or there occurs any event or condition which after notice, lapse of time or both will permit acceleration of any Obligation; (ii) Borrower defaults in the performance of any obligation, condition, covenant or other provision of this Agreement, the other Transaction Documents or any other agreement with the Bank or any of its affiliates or subsidiaries (collectively, "Affiliates"); (iii) failure by the Borrower to pay when due (whether at the stated maturity, by acceleration, upon demand or otherwise) any indebtedness or obligation owing to any third party or Affiliate or the occurrence of any event which could result in acceleration of payment of any such indebtedness or the failure to perform any agreement with any third party or Affiliate; (iv) the sale, assignment transfer or delivery, by operation of law or otherwise, of all or substantially all of the assets of the Borrower to a third party; (v) a non-individual Borrower, without the Bank's prior written consent, engages in, agrees to or approves a plan for (a) reorganization, (b) merger or consolidation, (c) division into (or of) one or more entities or series of entities or allocation or transfer of any of Borrower's assets or liabilities as a result of such a division, (d) conversion to another form of business entity, or (e) dissolution of Borrower or cessation by Borrower as a going business concern; (vi) the death or judicial declaration of incompetency of Borrower, if an individual; (vii) failure by Borrower to pay, withhold or collect any tax as required by law; the service or filing against Borrower or any of its assets of any lien (other than a lien permitted in writing by the Bank), judgment, garnishment, order or award; (viii) if Borrower becomes insolvent or is generally not paying its debts as such debts become due; (ix) the making of any general assignment by Borrower for the benefit of creditors; the appointment of a receiver or similar trustee for Borrower or its assets; or the making of any, or sending notice of any intended, bulk sale; (x) Borrower commences (or has commenced against it and not dismissed or stayed within forty-five (45) days) any proceeding or request for relief under any bankruptcy, insolvency or similar laws now or hereafter in effect in the United States of America or any state or territory thereof or any foreign jurisdiction or any formal or informal proceeding for the dissolution or liquidation of, settlement of claims against or winding up of affairs of Borrower; (xi) any representation or warranty made in this Agreement, any other Transaction Documents, any related document, any other agreement between Borrower and the Bank or any Affiliate or in any financial statement of Borrower or elsewhere was misleading in any material respect when made; Borrower omits to state a material fact necessary to make the statements made in this Agreement, any other Transaction Document, any related document, any other agreement between Borrower and the Bank or any Affiliate or any financial statement of Borrower or elsewhere not misleading in light of the circumstances in which they were made; or, if upon the date of execution of this Agreement, there shall have been any material adverse change in any of the facts disclosed in any financial statement, representation, warranty or elsewhere that was not disclosed in writing to the Bank at or prior to the time of execution hereof; (xii) any pension plan of Borrower fails to comply with applicable law or has vested unfunded liabilities that, in the opinion of the Bank, might have a material adverse effect on Borrower's ability to repay its debts; (xiii) an adverse change in the Borrower, its business, assets, operations, management, ownership, affairs or condition (financial or otherwise) or the Bank's collateral from the status shown on any financial statement or other document submitted to the Bank or any Affiliate, and which change the Bank determines will have a material adverse effect on (a) the Bank's collateral, the Borrower, its business, assets, operations or condition (financial or otherwise), or (b) the ability of the Borrower to pay or perform any obligation to the Bank; (xiv) any indication or evidence received by the Bank that the Borrower may have directly or indirectly engaged in any type of activity which, in the Bank's discretion, might result in the forfeiture of any property of the Borrower to any governmental authority; (xv) the occurrence of any event described in sub-paragraph (i) through and including (xiv) hereof with respect to any Subsidiary, endorser, guarantor or any other party liable for, or whose assets or any interest therein secures, payment of any of the Obligations; (xvi) Borrower

fails to supply new or additional collateral within ten (10) days of request by the Bank; or (xvii) the Bank in good faith deems itself insecure with respect to payment or performance of the Obligations.

b. **Rights and Remedies Upon Default.** Upon the occurrence of any Event of Default, the Bank without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law) to or upon the Borrower, any Subsidiary or any other person (all and each of which demands, presentments, protests, advertisements and notices are hereby waived), may exercise all rights and remedies under the Borrower's or its Subsidiaries' agreements with the Bank or its Affiliates, applicable law, in equity or otherwise and may declare all or any part of any Obligations not payable on demand to be immediately due and payable without demand or notice of any kind and terminate any obligation it may have to grant any additional loan, credit or other financial accommodation to the Borrower or any Subsidiary. All or any part of any Obligations whether or not payable on demand, shall be immediately due and payable automatically upon the occurrence of an Event of Default in sub-paragraphs (ix) or (x) above. The provisions hereof are not intended in any way to affect any rights of the Bank with respect to any Obligations which may now or hereafter be payable on demand.

8. **EXPENSES.** The Borrower shall pay to the Bank on demand all costs and expenses (including all fees and disbursements of counsel retained for advice, suit, appeal or other proceedings or purpose and of any experts or agents it may retain), which the Bank may incur in connection with (i) the administration of the Obligations, including any administrative fees the Bank may impose for the preparation of discharges, releases or assignments to third-parties; (ii) the enforcement and collection of any Obligations or any guaranty thereof; (iii) the exercise, performance, enforcement or protection of any of the rights of the Bank hereunder; or (iv) the failure of the Borrower or any Subsidiary to perform or observe any provisions hereof. After such demand for payment of any cost, expense or fee under this Section or elsewhere under this Agreement, the Borrower shall pay interest at the highest default rate specified in any instrument evidencing any of the Obligations from the date payment is demanded by the Bank to the date reimbursed by the Borrower. All such costs, expenses or fees under this Agreement shall be added to the Obligations.

9. **TERMINATION.** This Agreement shall remain in full force and effect until (i) all Obligations outstanding, or contracted or committed for (whether or not outstanding), shall be finally and irrevocably paid in full and (ii) all Transaction Documents have been terminated by the Bank.

10. **RIGHT OF SETOFF.** If an Event of Default occurs, the Bank shall have the right to set off against the amounts owing under this Agreement and the other Transaction Documents any property held in a deposit or other account or otherwise with the Bank or its Affiliates or otherwise owing by the Bank or its Affiliates in any capacity to the Borrower, its Subsidiary or any guarantor of, or endorser of any of the Transaction Documents evidencing, the Obligations. Such setoff shall be deemed to have been exercised immediately at the time the Bank or such Affiliate elect to do so.

11. **USA PATRIOT ACT NOTICE.** Bank hereby notifies the Borrower that pursuant to the requirements of the USA PATRIOT Act ("Patriot Act"), it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow Bank to identify the Borrower in accordance with the Patriot Act. The Borrower agrees to, promptly following a request by Bank, provide all such other documentation and information that Bank requests in order to comply with its ongoing obligations under applicable "know your customer" and anti-money laundering rules and regulations, including the Patriot Act.

12. **MISCELLANEOUS.**

a. **Notices.** Any demand or notice hereunder or under any applicable law pertaining hereto shall be in writing and duly given if delivered to Borrower (at its address on the Bank's records) or to the Bank (at the address on page one and separately to the Bank officer responsible for Borrower's relationship with the Bank). Such notice or demand shall be deemed sufficiently given for all purposes when delivered (i) by personal delivery and shall be deemed effective when delivered, or (ii) by mail or courier and shall be deemed effective three (3) business days after deposit in an official depository maintained by the United States Post Office for the collection of mail or one (1) business day after delivery to a nationally recognized overnight courier service (e.g., Federal Express). Notice by e-mail is not valid notice under this or any other agreement between Borrower and the Bank.

b. **Generally Accepted Accounting Principles.** Any financial calculation to be made, all financial statements and other financial information to be provided, and all books and records, system of accounting and reserves to be kept in connection with the provisions of this Agreement, shall be in accordance with generally accepted accounting principles consistently applied during each interval and from interval to interval; provided, however, that in the event changes in generally accepted accounting principles shall be mandated by the Financial Accounting Standards Board or any similar accounting body of comparable standing, or should be recommended by Borrower's certified public accountants, to the extent such changes would affect any financial calculations to be made in connection herewith, such changes shall be implemented in making such calculations only from and after such date as Borrower and the Bank shall have amended this Agreement to the extent necessary to reflect such changes in the financial and other covenants to which such calculations relate.

c. **Indemnification.** If after receipt of any payment of all, or any part of, the Obligations, the Bank is, for any reason, compelled to surrender such payment to any person or entity because such payment is determined to be void or voidable as a preference, an impermissible setoff, or a diversion of trust funds, or for any other reason, the Transaction Documents shall continue in full force and the Borrower shall be liable, and shall indemnify and hold the Bank harmless for, the amount of such payment surrendered. The provisions of this Section shall be and remain effective notwithstanding any contrary action which may have been taken by the Bank in reliance upon such payment, and any such contrary action so taken shall be without prejudice to the Bank's rights under the Transaction Documents and shall be deemed to

have been conditioned upon such payment having become final and irrevocable. The provisions of this Section shall survive the termination of this Agreement and the Transaction Documents.

d. **Further Assurances.** The Borrower shall take, and cause its Subsidiaries and affiliates to take, such action and execute and deliver to the Bank such additional documents, instruments, certificates, and agreements as the Bank may reasonably request from time to time to effectuate the purposes of the Transaction Documents and the transactions contemplated thereby, including, without limitation, causing any Subsidiary, affiliate, entity or series of entities it may create hereafter through merger, division or otherwise, to execute agreements, in form and substance acceptable to the Bank, (i) assuming or guarantying the Borrower's obligations under this Agreement and all related agreements and (ii) pledging assets to the Bank to the same extent as the Borrower.

e. **Cumulative Nature and Non-Exclusive Exercise of Rights and Remedies.** All rights and remedies of the Bank pursuant to this Agreement and the Transaction Documents shall be cumulative, and no such right or remedy shall be exclusive of any other such right or remedy. In the event of any unreconcilable inconsistencies, this Agreement shall control. No single or partial exercise by the Bank of any right or remedy pursuant to this Agreement or otherwise shall preclude any other or further exercise thereof, or any exercise of any other such right or remedy, by the Bank.

f. **Governing Law; Jurisdiction.** This Agreement has been delivered to and accepted by the Bank and will be deemed to be made in the State of New Jersey. Except as otherwise provided under federal law, this Agreement will be interpreted in accordance with the laws of the State of New Jersey excluding its conflict of laws rules. **BORROWER HEREBY IRREVOCABLY CONSENTS TO THE EXCLUSIVE JURISDICTION OF ANY STATE OR FEDERAL COURT IN THE STATE OF NEW JERSEY IN A COUNTY OR JUDICIAL DISTRICT WHERE THE BANK MAINTAINS A BRANCH AND CONSENTS THAT THE BANK MAY EFFECT ANY SERVICE OF PROCESS IN THE MANNER AND AT BORROWER'S ADDRESS SET FORTH ABOVE FOR PROVIDING NOTICE OR DEMAND; PROVIDED THAT NOTHING CONTAINED IN THIS AGREEMENT WILL PREVENT THE BANK FROM BRINGING ANY ACTION, ENFORCING ANY AWARD OR JUDGMENT OR EXERCISING ANY RIGHTS AGAINST BORROWER INDIVIDUALLY, AGAINST ANY SECURITY OR AGAINST ANY PROPERTY OF BORROWER WITHIN ANY OTHER COUNTY, STATE OR OTHER FOREIGN OR DOMESTIC JURISDICTION.** Borrower acknowledges and agrees that the venue provided above is the most convenient forum for both the Bank and Borrower. Borrower waives any objection to venue and any objection based on a more convenient forum in any action instituted under this Agreement.

g. **Joint and Several; Successors and Assigns.** If there is more than one Borrower, each of them shall be jointly and severally liable for all amounts, which become due, and the performance of all obligations under this Agreement, and the term "the Borrower" shall include each as well as all of them. This Agreement shall be binding upon the Borrower and upon its heirs and legal representatives, its successors and assignees, and shall inure to the benefit of, and be enforceable by, the Bank, its successors and assignees and each direct or indirect assignee or other transferee of any of the Obligations; provided, however, that this Agreement may not be assigned by the Borrower without the prior written consent of the Bank.

h. **Waivers; Changes in Writing.** No failure or delay of the Bank in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The Borrower expressly disclaims any reliance on any course of dealing or usage of trade or oral representation of the Bank (including representations to make loans to the Borrower) and agrees that none of the foregoing shall operate as a waiver of any right or remedy of the Bank. No notice to or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances. No waiver of any provision of this Agreement or consent to any departure by the Borrower therefrom shall in any event be effective unless made specifically in writing by the Bank and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No modification to any provision of this Agreement shall be effective unless made in writing in an agreement signed by the Borrower and the Bank.

i. **Interpretation.** Unless the context otherwise clearly requires, references to plural includes the singular and references to the singular include the plural; references to "individual" shall mean a natural person and shall include a natural person doing business under an assumed name (*e.g.*, a "DBA"); the word "or" has the inclusive meaning represented by the phrase "and/or"; the word "including", "includes" and "include" shall be deemed to be followed by the words "without limitation"; and captions or section headings are solely for convenience and not part of the substance of this Agreement. Any representation, warranty, covenant or agreement herein shall survive execution and delivery of this Agreement and shall be deemed continuous. Each provision of this Agreement shall be interpreted as consistent with existing law and shall be deemed amended to the extent necessary to comply with any conflicting law. If any provision nevertheless is held invalid, the other provisions shall remain in effect. The Borrower agrees that in any legal proceeding, a photocopy of this Agreement kept in the Bank's course of business may be admitted into evidence as an original.

j. **Counterparts.** This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

k. **Waiver of Jury Trial. THE BORROWER AND THE BANK HEREBY KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY WAIVE ANY RIGHT TO TRIAL BY JURY THE BORROWER AND THE BANK MAY HAVE IN ANY ACTION OR PROCEEDING, IN LAW OR IN EQUITY, IN CONNECTION WITH THIS AGREEMENT OR ANY TRANSACTIONS RELATED HERETO. THE BORROWER REPRESENTS AND WARRANTS THAT NO REPRESENTATIVE OR AGENT OF THE BANK HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THE BANK**

WILL NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THIS JURY TRIAL WAIVER. THE BORROWER ACKNOWLEDGES THAT THE BANK HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE PROVISIONS OF THIS SECTION.

Acknowledgment. Borrower acknowledges that it has read and understands all the provisions of this Agreement, including the **Governing Law**, **Jurisdiction** and **Waiver of Jury Trial**, and has been advised by counsel as necessary or appropriate.

Signature of Witness

Anthony J. Gruber
Typed Name of Witness

M&T BANK

BY: ______________________
Name: Deborah Brim
Title: Senior Vice President

Signature of Witness

Deborah N Brim
Typed Name of Witness

MAMAMANCINI'S HOLDINGS, INC.

BY: ______________________
Name: Steven Burns
Title: Executive Vice President

Signature of Witness

Deborah N Brim
Typed Name of Witness

T&L ACQUISITION CORP.

BY: Mamamancini's Holdings, Inc., Sole Shareholder

BY: ______________________
Name: Steven Burns
Title: Executive Vice President

[Signature Page to Amended and Restated Credit Agreement]

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SCHEDULE A

For each of the subtitles below, list the appropriate items or, if none, state "none":

Additional Representations and Warranties (§2)

Additional Affirmative Covenants (§3)

Permitted Indebtedness (§4(a))

Permitted Guaranties (§4(b))

Permitted Liens (§4(c))

Equipment Leases not in excess of Three Hundred Thousand Dollars ($300,000.00) in the aggregate.

Permitted Investments (§4(d))

Permitted Loans (§4(e))

Permitted Distributions (§4(f))

Additional Financial Covenants (§5)